                        TRUST & PUBLIC SERIES SUMMARY
                     FIRST UNION MASTER CREDIT CARD TRUST
                           SERIES 1996-1 AND 1996-2
                                FEBRUARY 1998



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TOTAL TRUST PERFORMANCE           SEPTEMBER 1997                    OCTOBER 1997                     NOVEMBER 1997
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TOTAL ENDING BALANCE:                   3,350,299,092                    3,267,905,293                    3,227,568,983
ENDING PRINCIPAL BALANCE:               3,248,030,635                    3,164,194,315                    3,117,819,987
ENDING NON-PRINCIPAL BALANCE:             102,268,458                      103,710,978                      109,748,996

INVESTOR PERCENTAGE:                           44.44%                           45.53%                           46.74%

YIELD:                                     57,280,970    20.65%             58,638,817    21.66%             52,107,203     19.76%

CHARGE-OFFS:                              (22,675,399)   -8.18%            (19,398,962)   -7.17%            (20,424,804)    -7.75%

NET YIELD: (YIELD - C/O)                                 12.48%                           14.50%                            12.02%

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SERIES 1996-1                     SEPTEMBER 1997                    OCTOBER 1997                     NOVEMBER 1997
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 Month-End Investor Balance             1,115,151,821                    1,115,151,821                    1,115,151,821
 Investor Percentage                           33.51%                           34.33%                           35.24%
 THREE-MONTH-AVG EXCESS                               ---------                        ---------                        ----------
   SERVICING                                              3.72%                            4.87%                             5.24%
                                                      ---------                        ---------                        ----------

Yield:                                     19,194,130    20.65%             20,132,564    21.66%             18,364,056     19.76%

 Charge-Offs                               (7,598,240)   -8.18%             (6,660,278)   -7.17%             (7,198,280)    -7.75%
 Certificate Interest                      (5,244,598)   -5.64%             (5,793,285)   -6.23%             (5,018,570)    -5.40%
 Servicing Fee                             (1,858,586)   -2.00%             (1,858,586)   -2.00%             (1,858,586)    -2.00%

EXCESS SERVICING:                           4,492,705     4.83%              5,820,414     6.26%              4,288,619      4.61%

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SERIES 1996-2                     SEPTEMBER 1997                    OCTOBER 1997                     NOVEMBER 1997
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 Month-End Investor Balance               363,636,975                      363,636,975                      363,636,975
 Investor Percentage                           10.93%                           11.20%                           11.49%
 THREE-MONTH-AVG EXCESS                               ---------                        ---------                        ----------
   SERVICING                                              3.89%                            5.08%                             5.29%
                                                      ---------                        ---------                        ----------

Yield:                                      6,265,044    20.67%              6,571,262    21.69%              5,994,418     19.78%

 Charge-Offs                               (2,477,690)   -8.18%             (2,171,833)   -7.17%             (2,347,269)    -7.75%
 Certificate Interest                      (1,576,977)   -5.20%             (1,773,260)   -5.85%             (1,859,431)    -6.14%
 Servicing Fee                               (606,062)   -2.00%               (606,062)   -2.00%               (606,062)    -2.00%

EXCESS SERVICING:                           1,604,315     5.29%              2,020,108     6.67%              1,181,657      3.90%
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TOTAL TRUST PERFORMANCE           DECEMBER 1997                     JANUARY 1998                     FEBRUARY 1998
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TOTAL ENDING BALANCE:                  3,266,157,732                     2,108,831,194                    2,085,013,434
ENDING PRINCIPAL BALANCE:              3,151,997,850                     2,023,905,268                    2,001,101,636
ENDING NON-PRINCIPAL BALANCE:            114,159,882                        84,925,926                       83,911,798

INVESTOR PERCENTAGE:                          47.43%                            71.06%                           73.07%

YIELD:                                    60,662,553    23.35%              36,423,038     21.00%            36,225,165     21.48%

CHARGE-OFFS:                             (22,595,646)   -8.70%              (8,698,807)    -5.02%           (10,478,267)    -6.21%

NET YIELD: (YIELD - C/O)                                14.65%                             15.99%                           15.27%

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SERIES 1996-1                     DECEMBER 1997                     JANUARY 1998                     FEBRUARY 1998
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 Month-End Investor Balance            1,115,151,821                     1,115,151,821                    1,115,151,821
 Investor Percentage                          35.77%                            53.59%                           55.10%
 THREE-MONTH-AVG EXCESS                               --------                          ---------                        ---------
   SERVICING                                             5.75%                              6.22%                            7.35%
                                                      --------                          ---------                        ---------

Yield:                                    21,697,198    23.35%              19,517,597     21.00%            19,959,708     21.48%

 Charge-Offs                              (8,081,793)   -8.70%              (4,661,330)    -5.02%            (5,773,422)    -6.21%
 Certificate Interest                     (5,831,978)   -6.28%              (5,878,078)    -6.33%            (4,882,257)    -5.25%
 Servicing Fee                            (1,858,586)   -2.00%              (1,858,586)    -2.00%            (1,858,586)    -2.00%

EXCESS SERVICING:                          5,924,841     6.38%               7,119,603      7.66%             7,445,443      8.01%

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SERIES 1996-2                     DECEMBER 1997                     JANUARY 1998                     FEBRUARY 1998
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 Month-End Investor Balance              363,636,975                       363,636,975                      363,636,975
 Investor Percentage                          11.66%                            17.47%                           17.97%
 THREE-MONTH-AVG EXCESS                               --------                          ---------                        ---------
   SERVICING                                             5.81%                              6.30%                            7.66%
                                                      --------                          ---------                        ---------

Yield:                                     7,081,539    23.37%               6,370,563     21.02%             6,514,279     21.50%

 Charge-Offs                              (2,635,371)   -8.70%              (1,520,001)    -5.02%            (1,882,640)    -6.21%
 Certificate Interest                     (1,763,926)   -5.82%              (1,771,968)    -5.85%            (1,609,326)    -5.31%
 Servicing Fee                              (606,062)   -2.00%                (606,062)    -2.00%              (606,062)    -2.00%

EXCESS SERVICING:                          2,076,180     6.85%               2,472,532      8.16%             2,416,251      7.97%
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    Total Trust Performance Percentages calculated by dividing the current month results into the previous month ending principal balance.